Exhibit 99.1
ICU Medical, Inc. Announces Third Quarter 2021 Results

SAN CLEMENTE, Calif., November 3, 2021 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products used in infusion therapy and critical care applications, today announced financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Results

Third quarter 2021 revenue was $336.1 million, compared to $318.6 million in the same period last year. GAAP gross profit for the third quarter of 2021 was $127.8 million, as compared to $113.9 million in the same period last year. GAAP gross margin for the third quarter of 2021 was 38%, as compared to 36% in the same period last year. GAAP net income for the third quarter of 2021 was $31.1 million, or $1.43 per diluted share, as compared to GAAP net income of $25.0 million, or $1.16 per diluted share, for the third quarter of 2020. Adjusted diluted earnings per share for the third quarter of 2021 were $2.07 as compared to $1.90 for the third quarter of 2020. Also, adjusted EBITDA was $71.9 million for the third quarter of 2021 as compared to $62.2 million for the third quarter of 2020.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Third quarter results were generally in line with our expectations.”

Revenues by product line for the three and nine months ended September 30, 2021 and 2020 were as follows (in millions):

	Three months ended September 30,			Nine months ended September 30,
Product Line	2021	2020	$ Change	2021	2020	$ Change
Infusion Consumables	$144.9	$116.1	$28.8	$407.5	$350.6	$56.9
Infusion Systems	90.7	88.4	2.3	259.7	267.9	(8.2)
IV Solutions*	89.2	101.9	(12.7)	271.8	295.4	(23.6)
Critical Care	11.3	12.2	(0.9)	36.8	36.7	0.1
	$336.1	$318.6	$17.5	$975.8	$950.6	$25.2
*IV Solutions includes $7.9 million and $32.2 million of contract manufacturing to Pfizer for the three and nine months ended September 30, 2021, respectively, as compared to $15.8 million and $44.8 million for the three and nine months ended September 30, 2020, respectively.

Conference Call

The Company will host a conference call to discuss third quarter 2021 financial results, today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (877) 407-3982 or international (201) 493-6780. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical products used in infusion therapy, and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed system transfer devices for hazardous drugs, sterile IV solutions, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers, the impact of the ongoing COVID-19 pandemic on the Company and our financial results and the Company’s ability to successfully close and subsequently integrate the pending Smiths Medical acquisition. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Company's most recent Annual Report on Form 10-K and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$519,485	$396,097
Short-term investment securities	18,009	14,687
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	537,494	410,784
Accounts receivable, net of allowance for doubtful accounts	116,043	124,093
Inventories	291,601	314,928
Prepaid income taxes	31,381	29,480
Prepaid expenses and other current assets	34,718	41,492
TOTAL CURRENT ASSETS	1,011,237	920,777
PROPERTY AND EQUIPMENT, net	458,041	466,628
OPERATING LEASE RIGHT-OF-USE ASSETS	40,979	46,571
LONG-TERM INVESTMENT SECURITIES	7,172	12,974
GOODWILL	32,760	33,001
INTANGIBLE ASSETS, net	192,778	197,231
DEFERRED INCOME TAXES	35,585	31,034
OTHER ASSETS	60,799	55,475
TOTAL ASSETS	$1,839,351	$1,763,691
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$62,008	$71,864
Accrued liabilities	94,133	97,021
Income tax payable	2,636	303
Contingent earn-out liability	26,300	26,300
TOTAL CURRENT LIABILITIES	185,077	195,488

CONTINGENT EARN-OUT LIABILITY	3,100	—
OTHER LONG-TERM LIABILITIES	40,853	47,835
DEFERRED INCOME TAXES	1,663	1,663
INCOME TAX PAYABLE	18,686	16,440
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized, 80,000 shares; Issued — 21,238 shares at September 30, 2021 and 21,058 at December 31, 2020 and outstanding 21,238 shares at September 30, 2021 and 21,058 shares at December 31, 2020	2,124	2,106
Additional paid-in capital	711,152	693,068
Treasury stock, at cost	(48)	(39)
Retained earnings	891,862	808,652
Accumulated other comprehensive loss	(15,118)	(1,522)
TOTAL STOCKHOLDERS' EQUITY	1,589,972	1,502,265
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,839,351	$1,763,691
______________________________________________________
(1) December 31, 2020 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
TOTAL REVENUES	$336,060	$318,567	$975,783	$950,553
COST OF GOODS SOLD	208,269	204,643	611,783	608,930
GROSS PROFIT	127,791	113,924	364,000	341,623
OPERATING EXPENSES:
Selling, general and administrative	74,815	70,854	221,127	210,401
Research and development	12,238	10,126	34,332	31,151
Restructuring, strategic transaction and integration	2,358	4,114	8,994	22,903
Change in fair value of contingent earn-out	—	4,300	—	7,000
Contract settlement	—	(1,000)	127	(975)
TOTAL OPERATING EXPENSES	89,411	88,394	264,580	270,480
INCOME FROM OPERATIONS	38,380	25,530	99,420	71,143
INTEREST EXPENSE	(168)	(616)	(492)	(1,583)
OTHER (EXPENSE) INCOME, net	(287)	1,252	921	(2,175)
INCOME BEFORE INCOME TAXES	37,925	26,166	99,849	67,385
PROVISION FOR INCOME TAXES	(6,844)	(1,180)	(16,639)	(6,657)
NET INCOME	$31,081	$24,986	$83,210	$60,728
NET INCOME PER SHARE
Basic	$1.47	$1.19	$3.93	$2.91
Diluted	$1.43	$1.16	$3.83	$2.82
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	21,214	20,948	21,189	20,870
Diluted	21,730	21,556	21,735	21,561

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Product-related charges: We exclude non-cash product-related charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, stock compensation expense, intangible asset amortization expense, restructuring, strategic transaction and integration, change in fair value of contingent earn-out and product-related charges. The tax effect on the above adjustments is calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted EBITDA
	Three months Ended September 30,
	2021	2020
GAAP net income	$31,081	$24,986

Non-GAAP adjustments:
Interest, net	(559)	(142)
Stock compensation expense	6,533	6,265
Depreciation and amortization expense	22,245	21,462
Restructuring, strategic transaction and integration	2,358	4,114
Change in fair value of contingent earn-out	—	4,300
Product-related charges	3,380	—
Provision for income taxes	6,844	1,180
Total non-GAAP adjustments	40,801	37,179

Adjusted EBITDA	$71,882	$62,165

	Adjusted diluted earnings per share
	Three months ended September 30,
	2021	2020
GAAP diluted earnings per share	$1.43	$1.16

Non-GAAP adjustments:
Stock compensation expense	$0.30	$0.29
Amortization expense	$0.27	$0.27
Restructuring, strategic transaction and integration	$0.11	$0.19
Change in fair value of contingent earn-out	$—	$0.20
Product-related charges	$0.16	$—
Estimated income tax impact from adjustments	$(0.20)	$(0.21)
Adjusted diluted earnings per share	$2.07	$1.90

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254